Exhibit 99.1

Silence Therapeutics Highlights Follow-Up Data at EHA 2026 Demonstrating Durable Efficacy and Potential Best-in-Class Profile for Divesiran in Polycythemia Vera

New analyses from the Phase 1 SANRECO study demonstrate potential improvements in PV symptoms and quality-of-life

Follow-up data show substantial reductions in phlebotomy use persisting after final dose

Phase 2 SANRECO study evaluating Q6W and Q12W dosing remains on-track for topline results in August 2026

June 11, 2026

LONDON, Silence Therapeutics plc (Nasdaq: SLN), a global clinical-stage biotechnology company developing novel siRNA (short interfering RNA) therapies, today presented follow-up and quality-of-life data from the Phase 1 SANRECO study evaluating divesiran, a first-in-class siRNA therapy targeting TMPRSS6, in 21 phlebotomy-dependent patients with polycythemia vera (PV) at the European Hematology Association (EHA) 2026 Annual Congress.

Divesiran data presented at EHA show improvements in PV-related symptoms and quality-of-life, complementing the substantial reductions in phlebotomy use as previously reported. Additional analyses also showed substantial reductions in phlebotomy use persisted well beyond the final dose.

“Data presented at EHA continue to reinforce divesiran’s potential to transform the treatment paradigm for patients with polycythemia vera,” said Curtis Rambaran, MD, Chief Medical Officer at Silence Therapeutics. “In Phase 1, we observed sustained hematocrit control, symptom improvement, and robust and durable reductions in phlebotomy burden, which persisted after the final dose. These findings further support the potential for less frequent dosing, including the Q12W regimen being evaluated in our ongoing Phase 2 SANRECO study, and we look forward to reporting topline results in August 2026.”

Key EHA 2026 Data Highlights

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In the six months prior to treatment, the 21 enrolled patients required a total of 80 phlebotomies. During the active treatment period, only 5 phlebotomies were required, all occurring in patients classified as “uncontrolled” at baseline with HCT levels greater than 45%.
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During the 16-week follow-up period after the final dose, only 4 phlebotomies were reported, supporting the prolonged duration of divesiran’s effect.
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Among 14 patients with further follow-up data, the median time to first phlebotomy was 287 days.
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The majority of patients experienced improvements in MPN-10 total symptom scores from baseline through Week 34, indicating potential improvements in disease-related symptoms and overall quality of life.
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Divesiran was well tolerated, with no dose-limiting toxicities observed. The most common treatment-emergent adverse events (TEAEs) were mild and transient injection-site reactions. No treatment-related serious adverse events or TEAEs leading to discontinuation were reported.

Exhibit 99.1

The 2026 EHA poster presentation is linked here.

The ongoing Phase 2 SANRECO study (NCT05499013) is evaluating divesiran using Q6W and Q12W dosing regimens in patients with PV. Topline data are expected in August 2026.

SANRECO Phase 1 Study Design

The Phase 1 portion of SANRECO was a 34-week, open-label study evaluating divesiran (3 mg/kg, 6 mg/kg and 9 mg/kg) administered subcutaneously (s.c.) Q6W for four doses, with a 16-week follow-up period following the date of the last administered dose in 21 PV patients. Key inclusion criteria included a PV diagnosis and a history of requiring at least three phlebotomies in the last six months or five in the last year prior to screening. Patients were allowed to be on stable doses of cytoreductive agents. Given the exploratory nature of this Phase 1 study, both well-controlled patients - defined as those with HCT levels ≤ 45% – as well as those with HCT levels > 45% at baseline on current standard-of-care treatment were enrolled.

SANRECO Phase 2 Study Design

The Phase 2 portion of SANRECO is an ongoing, three-part, global, randomized, placebo-controlled, double-blind study evaluating divesiran in 48 phlebotomy-dependent PV patients. The trial is evaluating the safety and efficacy of divesiran 6 mg administered s.c. Q6W or Q12W in patients with uncontrolled HCT who are phlebotomy-dependent despite standard-of-care treatment which could include hydroxyurea, interferon and/or ruxolitinib. The primary endpoint of the study is the proportion of patients achieving a response during weeks 18-36, which is defined as the absence of “phlebotomy eligibility.” To meet phlebotomy eligibility, patients in the study are required to have HCT ≥ 45%. Following the placebo-controlled portion of the trial, patients enter the 3-year, double-blind and open label extension periods.

About PV

PV is a rare, myeloproliferative neoplasm – a type of blood cancer - characterized by the excessive production of red blood cells, often resulting in elevated hematocrit levels. Elevated hematocrit above 45-percent is associated with a four-times higher rate of death from cardiovascular and thrombotic events. PV is associated with a range of burdensome symptoms including fatigue, cognitive disturbance and pruritus and additionally, longer term can transform to myelofibrosis and Acute Myeloid Leukemia. The aim of treatment is to maintain hematocrit less than 45%, a level that is associated with a reduced incidence of thrombosis and CV-associated death. The current standard of care includes repeated phlebotomies to reduce hematocrit and/or cytoreductive agents to reduce red blood cell production. There are currently no approved therapies that specifically target red blood cells and hematocrit.

About Divesiran

Divesiran is Silence’s wholly owned siRNA product candidate developed from its proprietary mRNAi GOLD™ platform that “silences” TMPRSS6 expressed almost exclusively in the liver. TMPRSS6 is a negative regulator of hepcidin, the body's master regulator of iron metabolism including its absorption, distribution, and storage. By silencing TMPRSS6 in PV patients, divesiran aims to increase hepcidin production and release by liver hepatocytes, leading to the restriction of iron to the bone marrow and, thus, reducing the excessive production of red blood cells, a process dependent on availability of iron. Divesiran is currently in Phase 2 development for PV and has FDA Fast Track and Orphan Drug designations for PV.

Exhibit 99.1

About Silence Therapeutics

Silence Therapeutics is a global clinical-stage biotechnology company committed to transforming people’s lives by silencing diseases through precision engineered medicines created with proprietary siRNA (short interfering RNA) technology. Silence leverages its mRNAi GOLD™ platform to create innovative siRNAs designed to precisely target and silence disease-associated genes in the liver, which represents a substantial opportunity. Silence focuses on areas of high unmet medical need with programs advancing in cardiovascular disease, hematology and rare diseases. For more information, please visit https://www.silence-therapeutics.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: continued clinical development of divesiran including the proposed SANRECO Phase 2 clinical activities and timelines; the potential therapeutic benefits of the Company’s product candidates; and the anticipated timing of topline and future results from the SANRECO Phase 2 trial. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the company’s history of net operating losses; the company’s ability to obtain necessary capital to fund its clinical programs; the early stages of clinical development of the company’s product candidates; the company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; any undesirable side effects or other properties of the company’s product candidates; the company’s reliance on third-party suppliers and manufacturers; the outcomes of any future collaboration agreements; and the company’s ability to adequately maintain intellectual property rights for its product candidates. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the company’s other filings with the SEC. Any forward-looking statements that the Company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 99.1

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